Exhibit 99.1

For Release:

7:00 a.m., Tuesday, July 20, 2004

Contact:

Richard Humphrey, 212-834-1201

rhumphrey@greenpoint.com

GreenPoint Second Quarter Net Ties Record $1.03 Per Share

New York, July 20 — GreenPoint Financial Corp. (NYSE: GPT) today announced net income from continuing operations of $1.03 per diluted share, or $123 million, compared to the record $1.03 for the second quarter of 2003 and $0.94 for the first quarter of 2004.

Highlights of the Quarter:

(continuing operations)

•	EPS: $1.03

•	ROE: 25%

•	ROA: 1.98%

•	Retail Core Deposits: $8.9 billion, 18% over the prior year quarter.

•	Net Interest Margin: 3.10% versus 3.30% in the first quarter.

•	Mortgage Production: $11.2 billion, compared to $8.2 billion last quarter.

•	Net charge-offs: $1.1 million, 0.04% annualized of average mortgage loans held for investment.

“Results for the second quarter matched the record earnings we achieved a year ago,” said Thomas S. Johnson, Chairman and Chief Executive Officer of GreenPoint. “Both our businesses had very strong results. GreenPoint’s mortgage originations matched the year-ago quarter despite an estimated 13% decline in industry activity. Equally important, we were able to achieve this volume while maintaining our pricing discipline and a resulting overall sale margin of 164 basis points compared to 162 basis points in the second quarter last year.

“In retail banking, the strong growth in core deposits and fee income continued,” added Mr. Johnson. “Core deposits were up 18% from a year ago, and 11% so far this year. Banking fees rose 5.4% from the first quarter.”

Retail Deposits

Core deposits continued to grow, increasing 18% to a record $8.9 billion from $7.5 billion in the second quarter a year ago and 5% over the first quarter.

Nineteen new branches have opened since September 2002. Core deposits in the new branches totaled $952 million at the end of the second quarter, up from $795 million at the end of March.

Business banking deposits throughout the network totaled $372 million, eighteen months after being rolled out to all branches, up from $321 million at the end of the first quarter.

Loan Originations/Sales

Mortgage originations were $11.2 billion, compared to $8.2 billion in the first quarter and $11.3 billion in the second quarter of 2003. The flat year-over-year performance contrasted sharply with an estimated 13% decline in industry-wide originations.

Consistent with the shift to a more purchase driven market, as opposed to more refinances in the year-ago period, higher margin specialty loans comprised 31% of GreenPoint’s originations, up from 26% in the second quarter of 2003.

Applications received totaled $19.9 billion, 9% above the first quarter. The period-end pipeline was $8.6 billion, down from $9.5 billion at the end of March. Loans held for sale were $5.2 billion, up from the $4.6 billion at the end of the first quarter.

Gain-on-sale income from secondary market sales and securitizations was $124 million, versus $146 million in the second quarter of 2003 and $121 million in the first quarter. The increase over the first quarter was caused by an increase in the volume of loans sold, partly offset by a slight decline in the sale margin. The decline compared to the year ago period was the result of a reduction in the volume of loans sold.

A total of $7.5 billion of loans was sold in the secondary market as whole loans. Loan sales in the prior quarter were $7.1 billion. Approximately $2.7 billion of loans were transferred to the Bank’s held-for-investment portfolio. The average sale margin for all loans sold and securitized during the quarter was 164 basis points compared to 169 basis points in the first quarter. The average sale margin for specialty loans was 260 basis points, compared to 259 basis points in the first quarter. The average FICO score of all loans originated during the quarter was 720.

Asset Quality

Credit performance remained very strong, and measures of asset quality for the on-balance sheet loan portfolio improved significantly during the quarter. Net loan charge-offs, at 0.04% of average loans, continued at the very low rate experienced over the last five years. Non-performing mortgage loans held for investment dropped by 10%, to $132 million. The ratio of non-performing loans to total mortgage loans held for investment improved to 1.13% compared to 1.44% at March 31 and 1.6% at the end of 2003.

The average FICO score of loans in the portfolio was 717, remaining solidly in the “A” quality category. The average loan-to-value ratio in the held-for-investment portfolio was 65% of the original appraised value of the property.

Non-performing loans held-for-sale, delinquent loans in the mortgage warehouse that primarily have been acquired as repurchases under representation and warranty commitments, also improved to $63 million at June 30, 2004, compared to $92 million at the end of the first quarter. GreenPoint maintains a valuation reserve through which the value of these loans is adjusted to estimated fair value.

Net Interest Income

Net interest income on a tax equivalent basis in the current quarter was $181 million, versus $178 million in the first quarter. The increase was attributable to an increase in interest earning assets, partially offset by a lower net interest margin. The net interest margin decreased to 3.10%, a decline of 20 basis points from the margin of 3.30% in the first quarter. The decline in the net interest margin reflected accelerated premium amortization in the mortgage loans held-for-investment and securities portfolios. The accelerated amortization resulted from high mortgage prepayments in response to the lower interest rates experienced earlier in the year.

Non-Interest Income

Non-interest income in the quarter was $160 million, compared to $144 million in the first quarter and $164 million in the year ago period. The increase versus the first quarter resulted primarily from a $17 million improvement in loan servicing income. The prior quarter included a $10 million servicing impairment resulting from an accelerated level of prepayments and declining interest rates, while the current quarter included a $10 million recovery of prior servicing impairment due to the recent rise in interest rates and a consequent decline in anticipated prepayment activity.

Non-Interest Expense

Total non-interest expense was $139 million, compared to $135 million in the first quarter and $125 million in the second quarter of 2003. The quarter-to-quarter increase resulted primarily from higher salary and benefit expenses associated with the sharp increase in mortgage activity.

Capital Management

During the second quarter of 2004, the Company did not repurchase any shares of its common stock. There are approximately 2.8 million shares remaining in the current repurchase authorization.

Pending Acquisition by North Fork

On February 16, the Company announced that GreenPoint would be acquired by North Fork Bancorporation in an all stock transaction. Regulatory applications have been filed and integration plans are under way. The transaction is expected to close by the end of the third quarter.

Discontinued Business

Net income from the discontinued manufactured housing business was $0.5 million during the quarter, reflecting performance consistent with projections.

Basis of Presentation

In conjunction with the previously announced decision to exit the manufactured housing business, current and comparative prior period income statements present the results of continuing operations and the discontinued business separately. The balance sheet presents the consolidated financial condition of the continuing operations and the discontinued business. All supporting tables are presented for continuing operations only, with the exception of the per share data and capital ratios included in Table 7, which are presented for the combined operations.

GreenPoint Financial Corp.

GreenPoint Financial Corp. (NYSE: GPT), www.greenpoint.com, a $26 billion asset bank holding company, is among the most profitable of the 50 largest banking companies in the country. GreenPoint has two primary businesses, a national mortgage business and a New York retail bank.

GreenPoint Mortgage, with originations of more than $38 billion in 2003, originates a wide variety of exclusively “A” quality loans, including agency qualifying loans and Jumbo A loans, and specializes in Alternative A (“Alt A”) mortgages. Alt A borrowers meet Fannie Mae and Freddie Mac standards for credit score, but want flexibility beyond agency guidelines for documentation requirements, property type, debt ratio or loan-to-value ratio, and are willing to pay a premium for that flexibility. GreenPoint’s Alt A loan charge-off experience is comparable to conventional Fannie Mae and Freddie Mac loans.

GreenPoint Bank, a New York State chartered savings bank, is the second largest thrift depository in the Greater New York area with $13 billion in deposits in 93 branches serving over 475,000 households.

On February 16, 2004, GreenPoint announced that it will be acquired by North Fork Bancorporation in an all stock transaction. The acquisition is subject to regulatory and shareholder approval.

This Release contains certain forward-looking statements, which are based on management’s current expectations. These forward-looking statements include information concerning possible or assumed future results of operations, trends, financial results and business plans, including those relating to earnings growth; revenue growth; origination volume in the Company’s mortgage business; interest and non-interest income levels; fees from product sales; credit performance on loans made by the Company; tangible capital generation; margins on sales or securitizations of loans; market share; expense levels; results from new business initiatives in both the retail banking and mortgage businesses; and other business operations and strategies. For these statements, GreenPoint claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 to the extent provided by applicable law. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to: prevailing economic conditions; changes in interest rates, loan demand, real estate values, and competition, which can materially affect origination levels, interest and non-interest income levels, gain on sale results in the Company’s mortgage business and other aspects of our financial performance; the level of defaults, losses and prepayments on loans made by the Company, whether held in portfolio, sold in the whole loan secondary markets or securitized, which can materially affect charge-off levels, required loan loss and representation and warranty reserve levels, and the Company’s periodic valuation of its retained interests from securitizations; changes in accounting principles, policies, and guidelines; adverse changes or conditions in capital or financial markets, which can adversely affect the ability of the Company to sell or securitize loan originations on a timely basis or at prices which are acceptable to the Company, as well as other aspects of our financial performance; actions by rating agencies and the affects of these actions on the Company’s businesses, operations and funding requirements; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues, whether of general applicability or specific to the Company and its subsidiaries; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services; and the risk factors or other uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors section included in the Annual Report on Form 10-K filed on March 10, 2004 on page 9. The forward-looking statements are made as of the date of this Release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

###

GreenPoint Financial Corp. and Subsidiaries

Table 1 – Consolidated Statements of Financial Condition

(Unaudited)

(In millions)	June 30, 2004	March 31, 2004	Dec. 31, 2003
Assets
Cash and due from banks	$284	$296	$268
Money market investments	20	64	67

Total cash and cash equivalents	304	360	335

Securities:
Securities available for sale	6,829	6,895	6,254
Retained interests in securitizations	45	52	49
Federal Home Loan Bank of New York stock	268	245	170
Securities held to maturity	5	6	6

Total securities	7,147	7,198	6,479

Loans receivable held for sale	5,241	4,601	4,764
Loans held for investment, net	11,666	10,112	9,885
Other interest-earning assets	142	146	142
Servicing assets	208	202	183
Goodwill	395	395	395
Other assets	852	829	802

Total assets	$25,955	$23,843	$22,985

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Core deposits	$8,880	$8,424	$8,031
Wholesale money market deposits	344	200	205
Term certificates of deposit	3,832	3,953	4,310

Total deposits	13,056	12,577	12,546

Borrowings:
Securities sold under agreements to repurchase	4,103	2,150	3,327
Other short term borrowings	635	1,100	1,062
Federal Home Loan Bank advances	4,750	4,300	2,800
Senior notes	345	362	353
Subordinated bank notes	150	150	150
Other long term debt	200	200	200

Total borrowings	10,183	8,262	7,892

Mortgagors’ escrow	59	68	55
Liability under recourse exposure	181	208	226
Other liabilities	513	780	427

Total liabilities	23,992	21,895	21,146

Stockholders’ equity:
Common stock	2	2	2
Additional paid-in capital (A)	886	874	857
Retained earnings	2,092	2,003	1,926
Accumulated other comprehensive income, net	(88)	—	(30)
Treasury stock, at cost	(929)	(931)	(916)

Total stockholders’ equity	1,963	1,948	1,839

Total liabilities and stockholders’ equity	$25,955	$23,843	$22,985

Note (A): Net of ESOP and stock plans unallocated/unearned shares.

GreenPoint Financial Corp. and Subsidiaries

Table 2 – Consolidated Statements of Operations

(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30,
(In millions, except per share amounts)				2004	2003
Interest income	$294.4	$285.7	$291.8	$580.1	$590.1
Interest expense	115.6	111.0	123.9	226.6	247.4

Net interest income	178.8	174.7	167.9	353.5	342.7
Provision for loan losses	(1.1)	(1.3)	(0.6)	(2.4)	(0.9)

Net interest income after provision for loan losses	177.7	173.4	167.3	351.1	341.8

Non-interest income:
Fees, commissions and other income:
Loan servicing income	10.9	(5.9)	(0.4)	5.0	5.4
Banking services fees and commissions	23.6	22.4	17.2	46.0	31.7
Other	3.0	6.9	3.1	9.9	6.5

Total fees, commissions and other income	37.5	23.4	19.9	60.9	43.6
Net gain on sales of mortgage loans	123.7	120.7	145.7	244.4	270.0
Change in valuation of retained interests	(0.9)	(0.4)	(0.7)	(1.3)	(1.4)
Net gain (loss) on sales of securities	—	0.5	(0.6)	0.5	0.6

Total non-interest income	160.3	144.2	164.3	304.5	312.8

Non-interest expense:
Salaries and benefits	70.3	63.8	66.5	134.1	128.1
Employee Stock Ownership and stock plans expense	8.4	8.9	6.7	17.3	12.8
Net expense of premises and equipment	23.0	23.5	20.9	46.5	41.8
Advertising	5.3	5.2	4.5	10.5	8.9
Federal deposit insurance premiums	0.5	0.5	0.5	1.0	1.0
Other administrative expenses	32.4	32.6	27.3	65.0	54.4

Total general and administrative expenses	139.9	134.5	126.4	274.4	247.0
Other real estate owned operating income, net	(1.2)	—	(1.7)	(1.2)	(1.5)

Total non-interest expense	138.7	134.5	124.7	273.2	245.5

Income from continuing operations before income taxes	199.3	183.1	206.9	382.4	409.1
Income taxes related to earnings from continuing operations	76.3	70.6	77.1	146.9	152.4

Net income from continuing operations	123.0	112.5	129.8	235.5	256.7

Discontinued operations:
Net income from disposal of discontinued business	0.5	0.1	0.1	0.6	0.4

Net income from discontinued operations	0.5	0.1	0.1	0.6	0.4

Net income	$123.5	$112.6	$129.9	$236.1	$257.1

Diluted earnings per share:
Net income from continuing operations	$1.03	$0.94	$1.03	$1.97	$2.01
Net income (loss) from discontinued operations	—	—	—	—	—

Net income	$1.03	$0.94	$1.03	$1.97	$2.01

Dividends declared per share	$0.30	$0.30	$0.21	$0.60	$0.41

GreenPoint Financial Corp. and Subsidiaries

Table 3 – Supplemental Performance Measurements – Tangible Earnings

– Continuing Operations

(Unaudited)

Tangible earnings is a non-GAAP measurement that is defined as net income from continuing operations excluding charges related to the Employee Stock Ownership Plan. The excluded expenses, unlike GreenPoint’s other expenses, does not reduce GreenPoint’s tangible capital, thereby enabling the Company to increase shareholder value through the growth of earning assets, increases in cash dividends and additional repurchases of the Company’s stock.

	Quarter Ended
	June 30, 2004	March 31, 2004	June 30, 2003	Six Months Ended
(In millions, except per share amounts)				2004	2003
Net income from continuing operations	$123.0	$112.5	$129.8	$235.5	$256.7
Add back:
Employee stock plans expense	8.4	8.9	6.7	17.3	12.8

Tangible earnings from continuing operations	$131.4	$121.4	$136.5	$252.8	$269.5

Diluted earnings per share from continuing operations	$1.03	$0.94	$1.03	$1.97	$2.01
Effect of employee stock plans expense	0.07	0.07	0.05	0.14	0.10

Tangible earnings per share (1)	$1.10	$1.01	$1.08	$2.11	$2.11

(1)	Based on the weighted average shares used to calculate diluted earnings per share.

GreenPoint Financial Corp. and Subsidiaries

Table 4 – Average Consolidated Balance Sheets, Interest and Rates – Continuing Operations

(Unaudited)

	Quarter Ended
	June 30, 2004				March 31, 2004
	Average Balance		Interest	Average Yield/Cost	Average Balance		Interest	Average Yield/Cost
	(Taxable-equivalent interest and rates, dollars in millions)
Assets:
Interest-earning assets:
Mortgage loans held for investment	$10,854		$157.4	5.81%	$10,063		$155.4	6.18%
Other loans	25		0.4	7.00	25		0.5	7.09
Loans held for sale	4,887		63.1	5.16	4,324		55.3	5.12
Securities	7,343		72.4	3.94	6,884		73.0	4.24
Other interest-earning assets	223		3.0	5.38	243		4.3	7.15

Total interest-earning assets	23,332		$296.3	5.08	21,539		$288.5	5.36
Non-interest earning assets	1,583				1,215

Total assets	$24,915				$22,754

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Savings	$1,470		$2.1	0.58	$1,548		$2.1	0.54
Demand deposits and N.O.W.	3,463		11.4	1.32	3,092		9.5	1.24
Money market and variable rate savings	3,766		10.8	1.15	3,574		10.4	1.17

Total core deposits	8,699		24.3	1.12	8,214		22.0	1.08
Wholesale money market deposits	261		1.0	1.47	206		0.7	1.45
Term certificates of deposit	3,869		23.6	2.46	4,132		26.8	2.61

Total deposits	12,829		48.9	1.53	12,552		49.5	1.59
Borrowed funds	8,733		57.8	2.62	7,314		52.5	2.85
Senior notes	354		0.9	1.03	355		0.9	1.01
Subordinated bank notes	150		3.5	9.35	150		3.5	9.36
Other long term debt	200		4.5	9.15	200		4.6	9.16

Total interest-bearing liabilities	22,266		115.6	2.07	20,571		111.0	2.15
Other liabilities	714				305

Total liabilities	22,980				20,876
Stockholders’ equity	1,935				1,878

Total liabilities and stockholders’ equity	$24,915				$22,754

Net interest income / interest rate spread			$180.7	3.01%			$177.5	3.21%

Net interest-earning assets / net interest margin	$1,066			3.10%	$968			3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.05	x			1.05	x

GreenPoint Financial Corp. and Subsidiaries

Table 4 – Average Consolidated Balance Sheets, Interest and Rates – Continuing Operations

(Continued)

(Unaudited)

	Six Months Ended
	June 30, 2004				June 30, 2003
	Average Balance		Interest	Average Yield/Cost	Average Balance		Interest	Average Yield/Cost
	(Taxable-equivalent interest and rates, dollars in millions)
Assets:
Interest-earning assets:
Mortgage loans held for investment	$10,458		$312.8	5.98%	$9,779		$323.0	6.61%
Other loans	25		0.9	7.04	21		0.8	7.66
Loans held for sale	4,606		118.4	5.14	5,091		146.5	5.80
Securities	7,114		145.4	4.09	5,362		114.3	4.27
Other interest-earning assets	233		7.3	6.30	308		9.0	5.86

Total interest-earning assets	22,436		$584.8	5.21	20,561		$593.6	5.79
Non-interest earning assets	1,399				1,143

Total assets	$23,835				$21,704

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Savings	$1,509		$4.2	0.56	$1,412		$5.5	0.79
Demand deposits and N.O.W.	3,277		20.9	1.28	2,240		17.0	1.53
Money market and variable rate savings	3,670		21.2	1.16	3,400		24.7	1.46

Total core deposits	8,456		46.3	1.10	7,052		47.2	1.35
Wholesale money market deposits	233		1.7	1.46	40		0.2	1.51
Term certificates of deposit	4,001		50.4	2.53	4,999		75.7	3.05

Total deposits	12,690		98.4	1.56	12,091		123.1	2.05
Borrowed funds	8,024		110.3	2.72	6,996		107.3	3.05
Senior notes	355		1.8	1.02	48		0.8	3.25
Subordinated bank notes	150		7.0	9.35	150		7.0	9.36
Other long term debt	200		9.1	9.16	200		9.2	9.16

Total interest-bearing liabilities	21,419		226.6	2.11	19,485		247.4	2.54
Other liabilities	509				317

Total liabilities	21,928				19,802
Stockholders’ equity	1,907				1,902

Total liabilities and stockholders’ equity	$23,835				$21,704

Net interest income / interest rate spread			$358.2	3.10%			$346.2	3.25%

Net interest-earning assets / net interest margin	$1,017			3.20%	$1,076			3.37%

Ratio of interest-earning assets to interest-bearing liabilities	1.05	x			1.05	x

GreenPoint Financial Corp. and Subsidiaries

Table 5 – Mortgage Loan Origination and Disposition – Continuing Operations

(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30,
(In millions)				2004	2003
Comparative Mortgage Loan Volumes

Total applications received	$19,868	$18,307	$23,189	$38,175	$41,578

Total loans originated:
Specialty products (1)	$3,453	$2,772	$2,921	$6,225	$5,681
Home equity / Seconds	1,256	874	614	2,130	1,142
Agency / Jumbo	6,460	4,565	7,808	11,025	13,848

Total loans originated (2)	$11,169	$8,211	$11,343	$19,380	$20,671

(1)	Specialty products include: Alt A, No Doc and A minus programs.
(2)	Total loans originated include correspondent purchases for the held for investment portfolio which totaled $461 million, $450 million and $1.1 billion for the quarters ended June 30, 2004, March 31, 2004 and June 30, 2003, respectively. Correspondent purchases for the six months ended June 30, 2004 and 2003 were $911 million and $1.5 billion, respectively.

(In millions)	June 30, 2004	March 31, 2004	June 30, 2003
Pipeline (3)	$8,642	$9,488	$12,136

Interest rate lock commitments (4)	$2,559	$2,723	$4,418

Loans held for sale	$5,241	$4,601	$5,370

(3)	The pipeline represents applications received but not yet funded.
(4)	Represent commitments to lend where the terms are guaranteed to the borrower for a specific period of time.

	Quarter Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30,
(In millions)				2004	2003
Mortgage Loans Sold and Average Margins (5)

Whole loan sales:
Specialty products	$3,028	$2,694	$2,562	$5,722	$5,383
Home Equity / Seconds	589	504	37	1,093	175
Agency / Jumbo	3,905	3,912	6,087	7,817	11,930

Total whole loan sales	$7,522	$7,110	$8,686	$14,632	$17,488

Gain on sale	$123.4	$120.3	$140.7	$243.7	$264.4

Margins on whole loan sales:
Specialty products	2.60%	2.59%	3.06%	2.59%	2.97%
Home Equity / Seconds	1.81%	2.02%	1.19%	1.90%	1.22%
Agency / Jumbo	0.87%	1.04%	1.02%	0.95%	0.86%

Average margin	1.64%	1.69%	1.62%	1.67%	1.51%

Securitizations (6):
Loans securitized	$19	$18	$319	$37	$353
Gain on sale	$0.3	$0.4	$5.0	$0.7	$5.6
Average margin	1.84%	2.03%	1.57%	1.93%	1.58%

(5)	Gain on sale and the gain on sale margins include the net impact of the valuation of mortgage loans held for sale and interest rate lock commitments, the impact of the valuation of derivatives utilized to manage the exposure to interest rate risk associated with mortgage loan commitments and mortgage loans held for sale, and the impact of adjustments related to reserves established for representation and warranties made in conjunction with the loan sale.
(6)	Includes draws from prior period Securitizations.

GreenPoint Financial Corp. and Subsidiaries

Table 6 – Credit Quality and Performance – Continuing Operations

(Unaudited)

(In millions)	June 30, 2004	March 31, 2004	Dec. 31, 2003
Non-performing Assets:
Non-accruing loans:
Loans held for investment	$132	$146	$158
Loans held for sale	63	92	103

Total non-accruing loans	195	238	261
Other real estate owned	21	25	24

Total non-performing assets	$216	$263	$285

Non-accruing loans held for investment to mortgage loans held for investment	1.13%	1.44%	1.60%

Non-accruing loans held for sale to mortgage loans held for sale	1.20%	1.99%	2.15%

Non-performing assets to total assets	0.83%	1.10%	1.24%

	Quarter Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30,
(In millions)				2004	2003
Loan Provision and Charge-offs:

Provision for loan losses	$1.1	$1.3	$0.6	$2.4	$0.9

Residential mortgage charge-offs	$(1.1)	$(1.3)	$(0.6)	$(2.4)	$(0.9)

Allowance for loan losses	$75	$75	$75	$75	$75

Allowance for loan losses as a percentage of mortgage loans held for investment	0.64%	0.74%	0.75%	0.64%	0.75%

GreenPoint Financial Corp. and Subsidiaries

Table 7 – Selected Financial Ratios and Other Data

(Unaudited)

	Quarter Ended						Six Months Ended
	June 30, 2004		March 31, 2004		June 30, 2003		June 30,
(In millions)							2004		2003
Performance Ratios from Continuing Operations (Annualized):
Tangible earnings return on average assets (1)	2.11%		2.13%		2.46%		2.12%		2.48%
Tangible earnings return on average equity (1)	27.18%		25.84%		28.87%		26.52%		28.34%
Return on average assets	1.98%		1.98%		2.34%		1.98%		2.37%
Return on average equity	25.43%		23.95%		27.46%		24.71%		26.99%
Net interest margin	3.10%		3.30%		3.23%		3.20%		3.37%
Net interest spread	3.01%		3.21%		3.11%		3.10%		3.25%
General and administrative expense to average assets	2.25%		2.36%		2.24%		2.30%		2.28%
Net interest income to general and administrative expenses	1.28	x	1.30	x	1.35	x	1.29	x	1.39	x
Efficiency ratio (2)	41.3%		42.2%		37.5%		41.7%		37.7%
Average interest-earning assets to average interest-bearing liabilities	1.05	x	1.05	x	1.05	x	1.05	x	1.05	x

(1)	Excludes ESOP expense.
(2)	Total general and administrative expenses as a percentage of net interest income and non-interest income.

	June 30,	March 31,	June 30,
(In thousands, except per share amounts)	2004	2004	2003
Share Data:
Book value per common share	$16.35	$16.24	$15.35
Tangible book value per common share	$13.06	$12.95	$12.19

Period end diluted shares used to calculate per share data	120,070	119,941	125,011
Average shares used to calculate diluted earnings per share	119,948	119,856	126,035
Total shares outstanding (shares issued less treasury stock purchased)	131,886	131,722	138,110

	June 30, 2004	March 31, 2004	Dec. 31, 2003

Regulatory Capital Ratios (3):
Company (4):
Leverage capital	7.34%	7.60%	7.28%
Risk-based capital:
Tier 1	11.23%	11.50%	11.26%
Total	12.63%	13.02%	12.81%
Bank:
Leverage capital	8.16%	8.34%	8.24%
Risk-based capital:
Tier 1	12.50%	12.66%	12.79%
Total	13.90%	14.18%	14.35%
Other:
Tangible equity to tangible managed assets	5.84%	5.91%	5.75%
Tangible equity to managed receivables (5)	8.37%	8.75%	8.25%

(3)	Current period capital ratios are preliminary.
(4)	Includes Trust Preferred of $200 million classified as long term debt.
(5)	Managed receivables is calculated by adding on-balance sheet loans to off-balance sheet managed receivables.